Exhibit 10.22

FORM OF

POPULAR, INC.

TARP LONG-TERM RESTRICTED STOCK AWARD AGREEMENT

Recipient:

The Compensation Committee of the Board of Directors of Popular, Inc. (the “Committee”) has granted you this award of TARP Restricted Stock (“Restricted Stock”). This award agreement (this “Award Agreement”) sets forth the terms and conditions of your Award. This Award is made under the Popular, Inc. 2004 Omnibus Incentive Plan (the “Plan”) and, except as otherwise provided herein, is subject to the terms of the Plan. Capitalized terms used but not otherwise defined in this Award Agreement have the meanings given in the Plan.

1.         Award. The number of shares of Restricted Stock subject to this Award is set forth at the end of this Award Agreement. This Award of Restricted Stock will vest as set forth below.

2.         Vesting; Payout.

(a)       Vesting. Except as provided in this Paragraph 2 and in Paragraphs 3 and 4, you shall become vested in the Restricted Stock on the second anniversary of the Date of Grant specified at the end of this Award Agreement (the “Scheduled Vesting Date”). Except as provided in this Paragraph 2 and Paragraph 4, if your employment terminates for any reason prior to the Scheduled Vesting Date, your rights in respect of all of your shares of Restricted Stock shall terminate.

(b)       Payment Dates. In order for any payment under this Paragraph 2 to become payable, the Corporation must have achieved a net profit during any fiscal year after the date hereof and before the initial payment described in Paragraph 2(b)(i) below. Thereafter, the Restricted Stock shall become payable according to the following schedule:

(i)        25% of the Restricted Stock shall become payable as soon as practicable following the Corporation’s repayment of 25% of the aggregate financial assistance received under the Troubled Asset Relief Program;

(ii)      An additional 25% of the Restricted Stock (for an aggregate total of 50% of the Restricted Stock) shall become payable as soon as practicable following the Corporation’s repayment of 50% of the aggregate financial assistance received under the Troubled Asset Relief Program;

(iii)      An additional 25% of the Restricted Stock (for an aggregate total of 75% of the Restricted Stock) shall become payable as soon as practicable following the Corporation’s repayment of 75% of the aggregate financial assistance received under the Troubled Asset Relief Program; and

(iv)      The remainder of the Restricted Stock shall become payable as soon as practicable following the Corporation’s repayment of 100% of the aggregate financial assistance received under the Troubled Asset Relief Program (such date and the payment dates set forth in clauses (i), (ii) and (iii) of this Paragraph 2(b), each a “Permitted Payment Date”).

(c)       Payout. Except as provided in this Paragraph 2 and in Paragraphs 3, 4, 6 and 7, the transfer restrictions on the applicable number of whole shares of Restricted Stock shall lapse on the later of the Scheduled Vesting Date or the applicable Permitted Payment Date with respect to such shares (“Payout Date”).

(d)       Death. Notwithstanding any other provision of this Award Agreement, if you die prior to the Scheduled Vesting Date, and provided your rights in respect of your shares of Restricted Stock have not previously terminated, the shares corresponding to your outstanding Restricted Stock shall immediately vest and be paid to the representative of your estate promptly after the later of your death and the applicable Permitted Payment Date.

(e)       Change of Control. Notwithstanding any other provision of this Award Agreement, in the event of a Change of Control or other corporate transaction, in each case, that constitutes a change in control event (as defined in 26 CFR 1.280G-1, Q&A – 27 through Q&A – 29 or as defined in 26 CFR 1.409A-3(i)(5)(i)) prior to a Scheduled Vesting Date, and provided your rights in respect of your Restricted Stock have not previously terminated, the shares of your outstanding Restricted Stock shall immediately vest and be paid to you promptly after the later of the Change of Control event and the applicable Permitted Payment Date.

3.        Termination of Restricted Stock. Except as provided in Paragraphs 2(d), 2(e) and 4, your rights in respect of your outstanding shares of Restricted Stock shall immediately terminate, and no shares shall be paid in respect thereof, if at any time prior to the Scheduled Vesting Date your employment with the Corporation terminates for any reason.

4.        Disability. Notwithstanding any other provision of this Award Agreement, but subject to Paragraph 5, if you become subject to Disability, the condition set forth in Paragraph 3 shall be waived with respect to your then outstanding shares of Restricted Stock (as a result of which any such then unvested outstanding shares of Restricted Stock shall vest) and the shares corresponding to your outstanding Restricted Stock shall be paid to you after the later of your Disability and the applicable Permitted Payment Date.

5.        Non-transferability. This Award (or any rights and obligations hereunder) may not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution.

6.        Withholding, Consents and Legends.

(a)       You shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, incurred in connection with your Award. Unless you otherwise direct, the Corporation will satisfy applicable tax withholdings and make applicable deductions in respect of your Award (at the minimum applicable statutory rate) and cause the restrictions on the remainder of the shares subject to your Award to lapse pursuant to Paragraph 2(c). In the alternative, you may remit cash to the Corporation (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation.

(b)      Your right to receive shares pursuant to the Award is conditioned on the receipt to the reasonable satisfaction of the Committee of any required consent that the Committee may reasonably determine to be necessary or advisable. By accepting delivery of the shares, you acknowledge that you are subject to Corporation’s Insider Trading Policy.

7.        Section 409A. Restricted Stock awarded under this Award Agreement is intended to be exempt from Section 409A of the U.S. Code, to the extent applicable, and this Award Agreement is intended to, and shall be interpreted, administered and construed consistent therewith. The Committee shall have full authority to give effect to the intent of this Paragraph 7.

8.        No Rights to Continued Employment. Nothing in this Award Agreement shall be construed as giving you any right to continued employment by the Corporation or any of its affiliates or affect any right that the Corporation or any of its affiliates may have to terminate or alter the terms and conditions of your employment.

9.        Successors and Assigns of the Corporation. The terms and conditions of this Award Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and its successor entities.

10.      Committee Discretion. Subject to Paragraph 11, the Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

11.      Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Award Agreement; provided that, notwithstanding the foregoing, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent (or the consent of your estate, if such consent is obtained after your death), and provided, further, that the Committee may not accelerate or postpone the payout of shares to occur at a time other than the applicable time provided for in this Award Agreement. Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

12.      Adjustment; Other Plan Provisions. Subject to Paragraph 11, the Committee shall adjust equitably the terms of this Award in accordance with Section 5.4 of the Plan, if applicable. Subject to the terms of this Award Agreement, this Award shall be subject to the terms of the Plan, including, but not limited to, the provisions of Section 8.4 related to dividends and voting rights. Cash dividends paid on the Restricted Stock, and all of the Common Stock that may be subsequently acquired with such cash dividends, will be invested in the purchase of additional shares of Common Stock of the Corporation in accordance with the Popular, Inc. Dividend Reinvestment and Stock Purchase Plan (DRIP). Such shares are not subject to the restrictions and are immediately vested.

13.      The Restricted Stock shall be held in custody by the Fiduciary Services Division of Banco Popular de Puerto Rico.

14.      Governing Law. This award shall be governed by and construed in accordance with the laws of Puerto Pico, without regard to principles of conflicts of laws.

15.        TARP Restrictions. Compensation under this Award Agreement is subject to applicable regulations issued by the U.S. Department of the Treasury and applicable requirements of agreements between the Corporation and the U.S. government, as the same are in effect from time to time. You may receive compensation under this Award Agreement only to the extent that it is consistent with those regulations and requirements.

16.        Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

IN WITNESS WHEREOF, POPULAR, INC. has caused this Award Agreement to be duly executed and delivered as of the Date of Grant.

POPULAR, INC.

By:

Recipient:

Dollar Value of Award:

Market Price:

Shares of Restricted Stock (#):

Date of Grant:

Scheduled Vesting Date:

Acknowledged
and Agreed to:
Signature

Address:
Street

City, State Zip Code

Employee Number:

4